Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-253988 and 333-263084 on Form S-8 of our reports dated September 27, 2022 relating to the financial statements of Ferguson plc and the effectiveness of Ferguson plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ferguson plc for the year ended July 31, 2022.

/s/ Deloitte LLP
London, United Kingdom
September 27, 2022